UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2019

SocialPlay USA, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	46-4412037
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123
(Address of principal executive offices)

(702) 724-2640
(Issuer’s telephone number)

_______________________

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [  ]

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ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 11, 2019 we dismissed SRCO Professional Corporation (“SRCO”) as our independent registered public accounting firm.

During our two most recent fiscal years and the interim period preceding the date of dismissal, there were no disagreements with SRCO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to SRCO’s satisfaction, would have caused it to refer to the subject matter of the disagreement(s) in connection with any report it may have issued on our financial statements; and there were no “reportable events” as defined in Item 304(a)(1) of Regulation S-K of the Securities and Exchange Commission.

On October 11, 2019 we engaged Dale Mattheson, Carr-Hilton Labonte, LLP (“DMCL”) as our independent registered public accounting firm. During the two most recent fiscal years, and the subsequent interim period through the date of engagement, neither we, nor anyone engaged on our behalf, consulted with DMCL regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

The change in our independent accountants was approved by our Board of Directors.

We have furnished SRCO with a copy of this report and have requested that SRCO provide a letter addressed to the SEC stating whether or not they agree with the statements made herein or stating the reasons in which they do not agree.  The letter from SRCO is filed as an exhibit to this report.

ITEM 9.01	EXHIBITS
Exhibit Number	Name and/or Identification of Exhibit
16	Letter from SRCO

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2020

SOCIALPLAY USA, INC.

By: /s/ Robert Rosner

Robert Rosner, Chief Executive Officer

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